Exhibit 99.1

Baldwin Reports Fourth Quarter and Year-End Results; Quarter Reflects Increased Sales and Cash Flow and Reduced Losses

    SHELTON, Conn.--(BUSINESS WIRE)--Sept. 26, 2003--Baldwin Technology Company, Inc. (ASE:BLD) announced today that net sales for the fourth quarter ended June 30, 2003 were $35,055,000 compared to $30,532,000 for the fourth quarter in the prior year, representing a 14.8% increase. Orders for the quarter ended June 30, 2003 were $34,900,000 compared to $34,600,000 for the quarter ended June 30, 2002. Backlog at June 30, 2003 was $49,700,000, up from $48,700,000 at
June 30, 2002. For comparison purposes, all order and backlog amounts have been adjusted to reflect the disposition of the inserter business in October of 2002. The Company attained a positive operating cash flow for the fourth quarter ended June 30, 2003 of approximately $1,400,000.
    The net loss for Baldwin's fiscal fourth quarter ended June 30, 2003 narrowed to $4,506,000 or $0.30 per diluted share, compared to a loss of $16,065,000 or $1.07 per diluted share for the same quarter in the prior fiscal year. Results for the fourth quarter ended June 30, 2003 were negatively impacted by certain one-time charges, including the establishment of a $1,300,000 reserve for the settlement of a customer dispute related to a business unit that was divested in fiscal 2000, and additional expenses of $1,400,000 associated with the Company's pursuit of various financing and other strategic alternatives. The customer settlement requires Baldwin to provide product in lieu of cash over two years, and the amount of the charge principally represents the estimated market value of these products.
    Vijay Tharani, Vice President and CFO commented: "While we are disappointed with our results for the fiscal year, we are pleased with the progress we have made on our restructuring initiatives and our refinancing efforts. Our fourth quarter results have started to reflect the benefits of our actions, with improved gross margins and lower operating expenses. Based on our current backlog of about $54,500,000, plus our ongoing order rates, we anticipate that sales for the first half of Fiscal 2004 will be in the $68,000,000 to $69,000,000 range, and we expect the Company to be profitable on an operating basis."
    Gerald Nathe, Chairman, President and CEO added: "As previously reported, throughout Fiscal 2003, Baldwin focused its attention on supporting its customers, on consolidating its operations, on reducing its operating expenses, and on seeking alternative financing to its existing lenders. Now, as we start Fiscal 2004, Baldwin is in the process of concluding multi-year agreements with several major OEM press manufacturers, which provide for the Company to deliver product to the OEMs either on an exclusive basis or as a preferred supplier. Simultaneously, we are aggressively pursuing direct sales with printers and publishers, while further upgrading the level of our service and parts support. As a result of these activities, we expect an improved Company performance in Fiscal 2004."
    Log on to the Company's web site at www.baldwintech.com to hear the live teleconference call on September 26th at 11:00 a.m. Eastern Time.
    Baldwin Technology Company, Inc. is a leading international manufacturer of controls and accessories for the printing industry.


                   Baldwin Technology Company, Inc.
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)
                              (Unaudited)

                                            Quarter ended June 30,
                                           ------------------------
                                                2003        2002
                                           ------------------------
Net sales                                      $35,055     $30,532
Cost of goods sold                              23,409      23,128
                                           ------------------------
Gross profit                                    11,646       7,404
Operating expenses                              10,700      11,810
Restructuring charges                              201        (174)
Settlement and other charges                     1,205           0
                                           ------------------------
Operating loss                                    (460)     (4,232)
Interest expense                                   594         513
Interest income                                    (82)        (74)
Other expense (income), net                      1,191        (385)
                                           ------------------------
Loss from continuing operations before
 income taxes                                   (2,163)     (4,286)
Provision for income taxes                       2,343       6,367
                                           ------------------------
Loss from continuing operations                 (4,506)    (10,653)
Discontinued operations:
(Loss) from operations (net of applicable
 incomes taxes of $0                                 0      (5,412)
                                           ------------------------
Net loss                                       $(4,506)   $(16,065)
                                           ========================
(Loss) income per share - basic and diluted
  Continuing operations                         $(0.30)     $(0.71)
  Discontinued operations                         0.00       (0.36)
                                           ------------------------
Net loss per share - basic and diluted          $(0.30)     $(1.07)
                                           ========================
Weighted average shares outstanding - basic
 and diluted                                    15,015      15,015
                                           ========================




                                                Year ended June 30,
                                           -------------------------
                                                 2003         2002
                                           -------------------------
Net sales                                     $134,208     $140,091
Cost of goods sold                              93,788       98,814
                                           -------------------------
Gross profit                                    40,420       41,277
Operating expenses                              43,101       46,078
Restructuring charges                            3,605          621
Settlement and other charges                     1,205          (86)
                                           -------------------------
Operating loss                                  (7,491)      (5,336)
Interest expense                                 2,411        1,792
Interest income                                   (281)        (288)
Other income, net                                 (783)      (3,215)
                                           -------------------------
Loss from continuing operations before
 income taxes                                   (8,838)      (3,625)
Provision for income taxes                       2,578        6,684
                                           -------------------------
Loss from continuing operations                (11,416)     (10,309)
Discontinued operations:
Loss from operations (net of applicable
 incomes taxes
 of $0                                            (253)      (5,675)
Gain on sale (net of applicable income
 taxes of $0)                                      543            0
                                           -------------------------
Net loss                                      $(11,126)    $(15,984)
                                           =========================
(Loss) income per share - basic and diluted
  Continuing operations                         $(0.76)      $(0.69)
  Discontinued operations                        (0.02)       (0.38)
  Discontinued operations - gain on sale          0.04         0.00
                                           -------------------------
Net loss per share - basic and diluted          $(0.74)      $(1.07)
                                           =========================
Weighted average shares outstanding - basic
 and diluted                                    15,015       14,915
                                           =========================




                 Condensed Consolidated Balance Sheets
                       (In thousands, unaudited)

                                                June 30,    June 30,
Assets                                            2003        2002
                                            ------------------------
  Cash and equivalents                           $6,950      $4,679
  Trade Receivables                              32,438      40,652
  Inventory                                      22,769      24,928
  Prepaid expenses and other                      5,143       7,474
                                            ------------------------
Total Current Assets                             67,300      77,733

Property, plant and equipment, net                5,022       6,344
Intangible assets                                12,364      11,679
Other assets                                     12,147      12,732
                                            ------------------------
Total assets                                    $96,833     108,488
                                            ========================

Current liabilities
  Loans payable                                  $3,301      $5,372
  Current portion of long-term debt              16,247       5,416
  Other current liabilities                      43,688      44,626
                                            ------------------------
Total current liabilities                        63,236      55,414

Long-term debt                                      521      11,873


Other long-term liabilities                       6,795       7,447
                                            ------------------------

Total liabilities                                70,552      74,734

Shareholders equity                              26,281      33,754
                                            ------------------------

Total liabilities and shareholders equity       $96,833    $108,488
                                            ========================


    CAUTIONARY STATEMENT--This Release may contain statements regarding expected future order, backlog and sales rates, operating margins and profitability or other statements, which may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to the Company's Form 10-K Report for the fiscal year ended June 30, 2002.

    CONTACT: Baldwin Technology Company, Inc., Shelton
             Helen P. Oster, 203-402-1004